DHI Group, Inc.
2012 OMNIBUS EQUITY AWARD PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made by and between DHI Group, Inc., a Delaware corporation (the “Company”), and you (the “Participant”), and is dated as of the date separately communicated to the Participant by the Company (either electronically through the Merrill Lynch Benefits Online system or by such other method as specified by the Committee) (the “Date of Grant”).
R E C I T A L S:
WHEREAS, the Company has adopted the DHI Group, Inc. 2012 Omnibus Equity Award Plan (the “Plan”);
WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of restricted stock units with respect to the Company’s common stock, par value $0.01 per share (“Common Stock”), which are earned based on the Company’s bookings budget as provided for herein (the “PSUs”); and
WHEREAS, although the PSUs shall be subject to the terms and conditions of the Plan, the PSUs have not been granted under the Plan but were granted as an inducement award in accordance with Section 303A.08 of the New York Stock Exchange Listed Company Manual.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of PSUs.
The Company hereby grants on the Date of Grant to the Participant that number of PSUs as set forth on Exhibit A attached hereto (the “Award”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (as if the Award were made thereunder). The Award shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. The Award shall vest and be settled in accordance with Section 3 hereof.
2.    Award Subject to Plan.
(a)    By entering into this Agreement, the Participant acknowledges that the Participant has received and read a copy of the Plan, and agrees to be bound by all the terms and provisions of the Plan.
(b)    The Plan is hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan (as if the Award were made thereunder) and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and any terms or provisions of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.
3.    Terms and Conditions.
(a)    Vesting. The Award shall be one hundred percent (100%) unvested as of the Date of Grant. Except as otherwise provided in the Plan and this Agreement, the Award shall vest as to one-third of the Earned PSUs (as defined on Exhibit A) (if any) on each of the first, second and third anniversaries of the Date of Grant (or, if later, the date that the Committee certifies the performance results with respect to the Performance Period (as defined on Exhibit A)) (each, a “Vesting Date”), provided that the Participant remains in continuous service with the Company or any of its subsidiaries on each such Vesting Date.
(b)    Termination of Employment. Except as provided in any employment or similar agreement with the Participant, in the event that the Participant’s continuous service is terminated by the Company or by the Participant for any reason (including for death or Disability), the Participant shall forfeit the unvested Award as of the Participant’s termination date.
(c)    Change in Control Prior to the Expiration of the Performance Period. Immediately prior to a Change in Control (as defined in the Plan) that occurs prior to the expiration of the Performance Period, the Company shall determine the Performance Multiplier (as defined on Exhibit A) for the Performance Period as if such Performance Period ended as of the consummation of the Change in Control and the Participant shall be deemed to have earned a number of PSUs equal to the product of (i) the Performance Multiplier computed in accordance with the foregoing, multiplied by (ii) the Target PSUs (the “Earned CIC PSUs”). As of the consummation of such Change in Control, the Participant shall vest in a prorated portion of the Earned CIC PSUs determined by multiplying the Earned CIC PSUs by a fraction, the numerator of which is the number of days elapsed since the Date of Grant and the denominator of which is 365, provided that the Participant remains employed through the consummation of such Change in Control. Immediately following such Change in Control, the remaining unvested Earned CIC PSUs shall convert into service-based restricted stock units which shall vest ratably on a monthly basis through the third (3rd) anniversary of the Date of Grant, provided that the Participant remains in continuous service with the Company or any of its subsidiaries on each such date. Following the occurrence of a Change in Control, the Participant shall not be entitled to vest in any PSUs in excess of the Earned CIC PSUs.
(d)    Settlement. Within 30 days following each Vesting Date (or, if applicable, each earlier vesting date pursuant to Section 3(c) above), the Company shall settle the Award and shall therefore, subject to any required tax withholding and the execution of any required documentation, (i) issue and deliver to the Participant one share of Common Stock for each earned and vested PSU as determined hereunder (the “PSU Shares”) (and, upon such settlement, the PSUs shall cease to be credited to the account) and (ii) enter the Participant’s name as a shareholder of record with respect to the PSU Shares on the books of the Company. Alternatively, the Committee may, in its sole discretion, elect to pay cash or part cash and part PSU Shares in lieu of settling the vested PSUs solely in PSU Shares. If a cash payment is made in lieu of delivering PSU Shares, the amount of such payment shall be equal to the Fair Market Value of the PSU Shares (determined as of the Vesting Date) less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.
(e)    Rights as a Stockholder; Dividends. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the PSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the PSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. Simultaneously with the settlement and delivery of PSU Shares as contemplated by Section 3(d), the Participant shall be entitled to receive an additional amount (the “Dividend Equivalent Amount”) equal to the product of (i) the cash amount of each per share dividend that was paid by the Company on shares of its Common Stock (“Shares”) on any date that the Participant’s PSUs remained outstanding hereunder (or, in the case of a dividend payable in Shares or other property, the per Share equivalent cash value of such dividend as determined in good faith by the Committee) and (ii) the number of PSU Shares so delivered (or, if the PSUs are not settled exclusively in Shares, the number of PSU Shares that would have been delivered had they been settled exclusively in Shares). The Dividend Equivalent Amount shall be payable in cash or, at the discretion of the Committee, in Shares with an equivalent Fair Market Value on the date of payment. The Company shall establish a bookkeeping methodology to account for the Dividend Equivalent Amount. The Dividend Equivalent Amount shall not bear interest.
(f)    Tax Withholding. Upon the settlement of the PSUs, the Participant shall be required to pay to the Company in cash (by check or wire transfer) such amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the PSUs, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property deliverable under the Award, the amount (in cash, PSUs, other securities or other property) of any required withholding taxes in respect of the PSUs, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, if applicable; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 15(d) of the Plan. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.
(g)    Compliance with Legal Requirements. The granting of the Award, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of the PSU Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Restricted Shares in compliance with applicable laws, rules and regulations.
(h)    Transferability. The PSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan.
(i)    Clawback/Forfeiture. The Committee may in its sole discretion cancel this Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting of the Award, or the sale of the Award, and must promptly repay such amounts to the Company.
4.    Miscellaneous.
(a)    Employment Agreement. This Agreement is subject to any provisions concerning restricted stock units of any employment agreement in effect from time to time between the Participant and the Company or an Affiliate that has been approved by the Board or a committee thereof, which provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and any terms or provisions of such employment agreement concerning restricted stock units, the applicable terms and provisions of such employment agreement will govern and prevail.
(b)    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:

DHI Group, Inc.
1450 Broadway, 29th Floor
New York, New York 10018
Attention: Secretary
if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(c)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(e)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(f)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(g)    Entire Agreement. Except as otherwise provided in Section 4(a) hereof, this Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(h)    Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.
(i)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(j)    Signature in Counterparts. This Agreement may be signed (including electronically as specified by the Committee), in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.
DHI Group, Inc.

By:	[INSERT DIGITAL SIGNATURE] Name: [INSERT NAME] Title: [INSERT TITLE]
Accepted and Agreed by the Participant:

___________________
EMPLOYEE NAME
or via electronic acceptance on the Merrill Lynch Benefits Online system or such other method as specified by the Committee

[Signature Page to Performance-Based Restricted Stock Unit Award Agreement]

EXHIBIT A

Determination of Earned PSUs: Subject to the terms of the Agreement to which this Exhibit A is attached, the number of the PSUs that the Participant earns as of the end of the Performance Period is determined as follows:

Target PSUs = [_________] shares of Common Stock

Performance Level	Performance Multiplier	Relative Actual Bookings
Below Threshold	0%	< Prior Year’s Actual Bookings
Threshold	50%	Equal to Prior Year’s Actual Bookings
Target	100%	Current Year’s Budget Bookings
Maximum	200%	10% per each 1% Point Above Current Year’s Budget Bookings
If the performance level is between Threshold and Target, or between Target and Maximum set forth above, then the Performance Multiplier is determined by linear interpolation. There is no interpolation for performance below Threshold level. In the event of a Change in Control prior to the expiration of the Performance Period, the Actual Bookings or Budget Bookings shown above in respect of the Threshold, Target and Maximum levels shall be prorated to reflect the elapsed time from the beginning of the Performance Period through the date of the consummation of the Change in Control. The final analysis with respect to Actual Bookings shall take into account an adjustment for foreign exchange changes during the Performance Period.

“Actual Bookings” means, with respect to the Performance Period, the aggregate dollar value of all Closed Won Contracts as certified by the Committee.  For purposes of determining the dollar value of a Closed Won Contract for the Performance Period:

(1) if the Closed Won Contract duration is 12 months or less, then the dollar value is equal to the aggregate revenue to be paid to the Company (or its Subsidiary) under the Closed Won Contract; and

(2) if the Closed Won Contract duration is longer than 12 months, then the dollar value is equal to the aggregate revenue to be paid to the Company (or its Subsidiary) under the Closed Won Contract multiplied by 12 and divided by the number of months of the Closed Won Contract.
“Closed Won Contract” means, with respect to a customer order, (i) all required internal approvals have been obtained; (ii) the customer has signed the underlying contract; and (iii) the customer order is entered correctly and the status is set to “Closed Won” in the Company’s (or one of its Subsidiary’s) CRM (Salesforce), during the Performance Period.

“Earned PSUs” means the Target PSUs multiplied by the Performance Multiplier set forth above.

“Performance Period” means the period beginning on [_________] and ending on [_________].